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                                                                   Exhibit (d.5)

                              Fee Waiver Agreement

Reference is made to the investment advisory agreement by and between Barclays Global Fund Advisors ("BGFA") and iShares Trust (the "Advisory Agreement"), pursuant to which BGFA provides investment advisory services to, and receives compensation for such services from, the following series of iShares Trust (each, a "Target Fund"), at the rates set forth in the Advisory Agreement (each, an "Advisory Fee"):

     iShares S&P Conservative Allocation Fund;
     iShares S&P Moderate Allocation Fund;
     iShares S&P Growth Allocation Fund;
     iShares S&P Aggressive Allocation Fund;
     iShares S&P Target Date Retirement Income Index Fund;
     iShares S&P Target Date 2010 Index Fund;
     iShares S&P Target Date 2015 Index Fund;
     iShares S&P Target Date 2020 Index Fund;
     iShares S&P Target Date 2025 Index Fund;
     iShares S&P Target Date 2030 Index Fund;
     iShares S&P Target Date 2035 Index Fund; and iShares S&P Target Date 2040 Index Fund.

BGFA hereby agrees to waive a portion of the Advisory Fee it is entitled to receive from each Target Fund, in an amount equal to 0.14%.

This agreement is not part of the Advisory Agreement and is not subject to the amendment, continuation, and termination provisions of the Advisory Agreement.

This agreement is effective as of September 24, 2008 and shall remain in effect until October 31, 2009, unless earlier terminated by the written agreement of iShares Trust and BGFA. The term of this agreement may be extended only by mutual consent of the parties.

IN WITNESS WHEREOF, the parties have caused this agreement to be signed by their respective officers as of the day and year first written above.

BARCLAYS GLOBAL FUND ADVISORS                          ISHARES TRUST


By: /s/ Raman Suri                                     By: /s/ Michael A. Latham
    ---------------------------                            ---------------------
Name: Raman Suri                                       Name: Michael A. Latham
Title: Managing Director                               Title: Managing Director


By: /s/ Michael A. Latham
    ---------------------------
Name: Michael A. Latham
Title: Managing Director